Exhibit 4.1

COMMON STOCK PURCHASE WARRANT

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

Point Medical, Inc.

No. W-xxx Issue Date xxxxxxxxxxxxxxxxxxx	xxxxxxxxx Common Shares

THIS CERTIFIES THAT, for value received, xxxxxxxxxxxxxxxxxxxxx or its registered assigns (the “Holder”), is entitled to subscribe for and purchase from Point Medical, Inc. (the “Company”), a Delaware corporation with an address at 665 Martinsville Road, Ste. 219, Basking Ridge, NJ 07920, xxxxxxxxxxxxxxxxxxxx (xxx,xxx) shares of the fully paid and non-assessable Common Stock, $0.001 par value ("Shares"), of the Company at the price of $3.00 per share (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

This Warrant is subject to the following terms and conditions:

1.            TERM.

The term of this Warrant shall terminate, to the extent not exercised, on the fifth anniversary of its issue date (the “Term”). This Warrant is exercisable by the Holder, in whole or in part, any time during the Term, commencing six (6) months after the issue date.

2.            METHOD OF EXERCISE; PAYMENT.

(A)           CASH EXERCISE. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time at the principal office of the Company, by delivering a completed and duly executed Notice of Exercise (attached hereto as Exhibit “A”) and by the payment to, and receipt thereof by, the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company, in immediately available funds. Payment of the Exercise Price shall be in lawful money of the United States of America. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised, with the Holder having all rights as a record holder including, but not limited to, all voting rights.

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(B)         CASHLESS EXERCISE. The Holder, at its option, may exercise this Warrant in a cashless exercise transaction pursuant to this subsection (a “Cashless Exercise”). In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holders election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where:	X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock, where “Market Price,” means the Volume Weighted Average Price (as defined herein) of one (1) share of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the Date of Exercise.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” by the Pink OTC Market, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as determined in good faith by the Company’s Board of Directors. “Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(C)         STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be issued to the beneficiary(ies) named by Holder and shall be delivered to the Holder within twenty (20) business days after said exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the rights to acquire Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

3.            STOCK FULLY PAID; RESERVATION OF SHARES. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and non-assessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof.

4.            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. Subject to the provisions of Article “2” hereof, the number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefore shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

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(A)            RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is a continuing corporation and in which the Company's stockholders immediately preceding such consolidation or merger own at least 50% of the voting securities of the Company following such consolidation or merger and which does not result in any reclassification of the Shares issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of Shares. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph “(A)” of this Article “4” of this Warrant. The provisions of this Paragraph “(A)” of this Article “4” of this Warrant shall similarly apply to successive reclassifications, consolidations, mergers, sales, leases or conveyances.

(B)            STOCK SPLITS, DIVIDENDS AND COMBINATIONS. In the event that the Company shall at any time subdivide the outstanding Shares or issue a stock dividend on its outstanding Shares, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding Shares, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, issuance of warrants or options, stock dividend or combination, as the case may be.

(C)            All calculations under this Article “4” of this Warrant shall be made to the nearest cent or to the nearest share, as the case may be.

(D)            In any case in which this Article “4” of this Warrant shall require that an adjustment in the number of Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Shares, if any, issuable upon such exercise over and above the number of Shares issuable upon such exercise on the basis of the number of Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment.

(E)            Whenever there shall be an adjustment as provided in this Article “4” of this Warrant, the Company shall within thirty (30) days thereafter cause written notice thereof to be sent to the Holder pursuant to Paragraph “(C)” of Article “11” of this Warrant, which notice shall be accompanied by an officer’s certificate setting forth the number of Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(F)            The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), it shall be eliminated by rounding such fraction to the nearest whole integer.

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(G)         No adjustment in the Exercise Price per Warrant shall be required if such adjustment is less than $.001.

5.            SHORT SALES. Neither Holder nor any affiliate of the Holder acting on its behalf or pursuant to any understanding with it will execute any short sales of the Company’s stock or warrants.

6.            CONDITIONS OF EXERCISE OR TRANSFER OF WARRANT.

(A)            Unless exercised pursuant to an effective registration statement under the Act which includes the Shares so exercised, it shall be a condition to any exercise of this Warrant that the Company shall have received, at the time of such exercise, a representation in writing from the recipient that the Shares being issued upon exercise, are being acquired for investment and not with a view to any sale or distribution thereof.

(B)            This Warrant and each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Subject to this Article “6” of this Warrant, the Company may instruct its transfer agent not to register the transfer of all or a part of this Warrant, or any of the Warrant Shares, unless the conditions specified in the above legend are satisfied.

7.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder as follows:

(A)            This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

(B)            When exercisable in accordance with the terms hereof, the Warrant Shares will have been duly authorized and reserved for issuance by the Company, validly issued, fully paid and non-assessable.

8.            REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company as follows:

(A)            This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

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(B)            Unless advised to the contrary in writing by the Company, the Holder is hereby informed and understands that this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(C)            The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(D)            The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

9.            RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.         TRANSFER. Subject to the terms and conditions of this Warrant, including, but not limited to Paragraph “(B)” of Article “6” of this Warrant, this Warrant may be transferred, in whole or in part, by delivering a completed and duly executed Notice of Assignment (attached hereto as Exhibit “B”) to the Company, with such Notice of Assignment stating the individual or entity to whom it shall be transferred (the “Transferee”), and whether such transfer shall be for all rights remaining on the Warrant or only a portion thereof. The Warrants are transferable by Holder on the registry books of the Company or its transfer agent, upon surrender of the original Warrants, duly endorsed or accompanied by proper instrument of transfer satisfactory to the Company or its transfer agent, together with payment of any applicable transfer taxes. The Company and its transfer agent may deem and treat the person in whose name the Warrants are registered as the holder and as the absolute, true and lawful owner of the Warrants for all purposes, and neither the Company nor its transfer agent shall be affected by any notice or knowledge to the contrary. In the event of any transfer of rights represented by this Warrant, the Transferee shall receive a Warrant in this form as soon as practicable after the Company receives the Notice of Assignment, and, unless this Warrant has been transferred in full, a new Warrant representing the rights to acquire Shares with respect to which this Warrant shall not have been exercised and which have not been transferred shall also be issued to the Holder

11.         CALL PROVISION. Notwithstanding any other provision contained in this Warrant to the contrary, if at any time following one year after issuance of this Warrant, the closing bid price per share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $5.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days, the Company, upon thirty (30) days prior written notice (the “Notice Period”) (and the written notice will specify the date of the end of the Notice Period) given to the Holder within one business day immediately following the end of such twenty (20) trading day period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Warrants issued on the same terms as this Warrant, and (ii) this Warrant is fully exercisable for the full amount of Exercise Shares covered hereby. Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant prior to the end of the Notice Period.

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12.         Miscellaneous.

(A)         Headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(B)         If any provision which is contained in this Warrant should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Warrant, and this Warrant shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C)         Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, in each case addressed as follows:

To the Holder:    To the address of record for the Holder as shown on the registry books maintained by the Company or its transfer agent for the Warrants.

To the Company:

Point Medical, Inc.

665 Martinsville Road, Ste. 219

Basking Ridge, NJ 07920

Facsimile: 908-604-9077

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by registered or certified mail is impossible due to an absence of postal service, and if the other methods of sending notice set forth in this Paragraph "(C)" of this Article "11" of this Warrant are not otherwise available, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing differs from the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice was given.

(D)         This Warrant shall in all respects be construed, governed, applied and enforced under the internal laws of the State of New Jersey without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New Jersey and made pursuant to the laws of the State of New Jersey.

(E)          Each of the parties further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Warrant and (iii) this Warrant shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

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(F)         The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof which are not set forth herein, and this Warrant, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Warrant and such other instruments and agreements, which alone fully and completely express their agreement. This Warrant may not be changed, modified, extended, terminated or discharged orally, but only by means of a written agreement which is signed by both parties to this Warrant and which explicitly states that it modifies this Warrant.

(G)         The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Warrant and the intents and purposes hereof.

(H)         This Warrant shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

(I)         Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Warrant shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Warrant or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Warrant to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(J)         All Exhibits annexed or attached to this Warrant are incorporated into this Warrant by reference thereto and constitute an integral part of this Warrant.

(K)         This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued this xxxx day of xxxxxxxxxxxxx, 2014

Point Medical, Inc.

By:
Name: John Toedtman
Title: President

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EXHIBIT A

NOTICE OF EXERCISE

To: Point Medical, Inc.

Attention: Chief Financial Officer

1. The undersigned hereby elects to purchase ________ shares of Common Stock of Point Medical, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________________ (Name)

_________________________________

_________________________________ (Address)

3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

______________________________
By: __________________________
Title: _________________________

Date:________________,_________

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EXHIBIT B

NOTICE OF ASSIGNMENT

(To be executed by the registered Holder to effect

a transfer of Warrants)

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ____________________ the right to purchase ______________ shares of the common stock, par value $.001 per share, of Point Medical, Inc., evidenced by the attached Warrant, together with all right, title and interest therein, and does irrevocably constitute to transfer and appoint ___________________ to transfer the said right on the books of said company with full power of substitution in the premises.

The undersigned hereby certifies that the Warrants are being sold, assigned or transferred in accordance with all applicable securities laws.

Dated: ________________

Signature

NOTE: The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be medallion guaranteed.

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